Exhibit 99.1

BLUE COAT ANNOUNCES DISMISSAL OF SECURITIES CLASS ACTION LAWSUIT

SUNNYVALE, Calif., October 10, 2005 — Blue Coat® Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced that the securities class action lawsuit filed against the Company and certain of its current and former officers concerning the fourth quarter of fiscal 2004 has been voluntarily dismissed without prejudice by the lead plaintiff.

About Blue Coat Systems

Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming, and peer-to-peer (P2P) file sharing – while actually improving Web performance. Trusted by many of the world’s largest organizations, Blue Coat has shipped more than 25,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding future performance, including the results of other litigation and the SEC investigation. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems’ business are set forth in Blue Coat Systems’ most recently filed Form 10-K for the year ended April 30, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

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